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                                                                    EXHIBIT 99.1

                                                              PRELIMINARY COPIES

                         GENESIS MICROCHIP INCORPORATED

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR A SPECIAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON _______________, 1999

     The undersigned shareholder of Genesis Microchip Incorporated, a Nova Scotia company ("Genesis"), hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus, each dated ________, 1999, and hereby appoints Paul M. Russo and I. Eric Erdman, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Shareholders of Genesis to be held on ___________, 1999 at 11:30 a.m., local time, at Genesis' headquarters located at 200 Town Centre Boulevard, Suite 400, Markham, Ontario, Canada L3R 8G5, and at any and all postponements, continuations and adjournments thereof, and to vote all Genesis common shares which the undersigned would be entitled to vote if then and there personally present, on the matter set forth below.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

     PROPOSAL 1: To approve the issuance of Genesis common shares to the stockholders of Paradise Electronics, Inc., a Delaware corporation ("Paradise"), pursuant to an agreement and plan of reorganization, dated as of January 22, 1999 among Genesis, Paradise, and Rainbow Acquisition Corporation, a wholly-owned subsidiary of Genesis, providing for the merger of Paradise and Rainbow Acquisition Corporation, a Delaware corporation, including the issuance of Genesis common shares pursuant to currently outstanding options, warrants and other rights to purchase Paradise common stock that will be assumed by Genesis. Upon consummation of the merger, Paradise will be a wholly-owned subsidiary of Genesis.

            [ ] FOR                 [ ] WITHHOLD                  [ ] ABSTAIN

                  MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 1.


                                    Dated:________________, 19__


                                    ____________________________
                                              Signature


                                    ____________________________
                                              Signature

(This Proxy should be marked, dated and signed by the shareholder(s) exactly as his, her or its name appears hereon, and returned promptly in the enclosed envelope. If shares are held in the names of two or more persons, including husband and wife, as joint tenants or otherwise, all persons must sign. Persons signing in a fiduciary capacity should so indicate, and should give their full title. If shares are held by joint tenants or as community property, both should sign.)